Exhibit 10.19


July 8, 2002

Gary Enzor

Re: Hiring Specifications

Dear Mr. Enzor:

You have been  offered  the  position  of Chief  Financial  Officer  with  Swift
Transportation, Co., Inc. We have offered you the following compensation package:

     *    $275,000.00 annual salary
     *    40% target bonus, with a guarantee of $110,000 in December of 2002
     * $250,000.00 sign-on bonus to be paid upon hire. This sign-on bonus is being granted to replace your current restricted stock. Although it is not mandatory, we encourage you to purchase Swift stock with your net proceeds. In the event that your employment is terminated, you will repay the sign-on bonus to the company as follows:
               - If you voluntarily terminate your employment within the first 12 months of employment, you will repay 100%
               - If you voluntarily terminate your employment 13 to 24 months from your date of hire, you will repay 66%,
               - If you voluntarily terminate your employment 25 to 36 months from your date of hire, you will repay 33%
     *    $700.00 monthly car allowance
     *    100,000 stock options will be granted upon hire
               -    66,666 will vest years 3, 4 and 5
               -    33,334 will vest years 5, 6, 7, 8, and 9
     * A one-year severance, based on salary, will be guaranteed if your employment is terminated unless the reason is for gross misconduct.
     *    Health and Dental Insurance will be effective August 1, 2002
     *    3 weeks of vacation

This offer is contingent upon Negative Substance Abuse Screening Test results for controlled substances, job related reference checks, and a pre-employment physical (if required) taken prior to reporting to work.

If the above terms are acceptable, please sign this form on the line indicated below and return it to Barbara Kennedy. Your start date will be mutually agreed upon at our next meeting to be held the week of July 1, 2002.

We welcome you as new member to our Company!

Sincerely,

/s/ Jerry Moyes

Jerry Moyes
President/CEO


RECEIVED AND ACCEPTABLE: /s/ GARY ENZOR       DATE July 9, 2002